      As filed with the Securities and Exchange Commission on May 5, 1998.
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SIMIONE CENTRAL HOLDING, INC.
             (Exact Name of Registrant as Specified in Its Charter)
          DELAWARE                                    22-3209241
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                             6600 POWERS FERRY ROAD
                             ATLANTA, GEORGIA 30339
               (Address of Principal Executive Offices) (Zip Code)

                         SIMIONE CENTRAL HOLDINGS, INC.
                   1997 NONQUALIFIED FORMULA STOCK OPTION PLAN

                         SIMIONE CENTRAL HOLDINGS, INC.
                       OMNIBUS EQUITY-BASED INCENTIVE PLAN

                          SIMIONE CENTRAL HOLDING, INC.
                             1996 STOCK OPTION PLAN
                            (Full Title of the Plans)


                             M. HENRY DAY, JR., ESQ.
                                 GENERAL COUNSEL
                         SIMIONE CENTRAL HOLDINGS, INC.
                             6600 POWERS FERRY ROAD
                             ATLANTA, GEORGIA 30339
                     (Name and Address of Agent for Service)

                                 (770) 644-6500
          (Telephone Number, Including Area Code, of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:
   M. HENRY DAY, JR., ESQ.                         MARK A. LOEFFLER, ESQ.
      GENERAL COUNSEL                            LINZY O. SCOTT, III, ESQ.
SIMIONE CENTRAL HOLDINGS, INC.            POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
   6600 POWERS FERRY ROAD                             SIXTEENTH FLOOR
   ATLANTA, GEORGIA  30339                       191 PEACHTREE STREET, N.E.
                                                   ATLANTA, GEORGIA  30303

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed Maximum        Proposed Maximum
        Title of Securities                    Amount to Be         Offering Price        Aggregate Offering         Amount of
        To Be Registered(1)                     Registered           Per Share(6)              Price(6)          Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share
 .............................                   25,000 (2)            $ 14.5625              $   364,063              $   108
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share..............                  250,000 (3)            $ 14.5625              $ 3,640,625              $ 1,074
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share..............                  528,504 (4)            $ 14.5625              $ 7,696,340              $ 2,271
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share..............                  425,044 (5)            $ 14.5625              $ 6,189,704              $ 1,826
====================================================================================================================================
Total                                                                                                                 $ 5,279
------------------------------------------------------------------------------------------------------------------------------------

(1) In addition, this Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of each plan or non-plan option.
(2) Representing shares to be issued by Registrant in connection with the Simione Central Holdings, Inc. 1997 Nonqualified Formula Stock Option Plan.
(3) Representing shares to be issued by Registrant in connection with the Simione Central Holdings, Inc. Omnibus Equity-based Incentive Plan.
(4) Representing shares to be issued by Registrant in connection with the Simione Central Holding, Inc. 1996 Stock Option Plan.
(5) Representing shares to be issued by Registrant in connection with certain individual non-plan stock options.
(6) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


        The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:


        (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-22162);

        (2) The Registrant's Current Report on Form 8-K filed with the Commission on December 31, 1997 (File No. 0-22162);

        (3) The Registrant's Current Report on Form 8-K/A filed with the Commission on March 3, 1998 (File No. 0-22162); and

        (4) The description of the Registrant's Common Stock contained on the Registrant's Registration Statement on Form 8-A as filed with the Commission on July 23, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-22162).

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant is organized under the laws of the State of Delaware. The Delaware General Corporation Law, as amended (the "DGCL"), provides that a Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents (each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to such indemnification. To the extent that a director or officer has been successful on the merits of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such director or officer for expenses in connection therewith pursuant to the DGCL. To the extent that an employee or agent has been successful on the merits of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is only required to indemnify such employee or agent for expenses in connection therewith if required by the corporation's certificate of incorporation or bylaws or by a contract or board resolution. The elimination of statutory mandatory indemnification for employees and agents is, however, effective only with respect to acts or omissions occurring on or after July 1, 1997. Expenses incurred by a Corporate Agent in connection with a proceeding may, under certain circumstances, be paid by the corporation in advance of the final disposition of the proceeding as the Corporation deems appropriate. The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate Agent may be entitled under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        Under the DGCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any Corporate Agent against any liabilities asserted and incurred by him in such capacity, whether or not the corporation has the power to indemnify him against such liabilities under the DGCL.

        As permitted by the DGCL, the Registrant's Certificate of Incorporation, as amended, and Bylaws, as amended and restated, contain a provision which limit the personal liability of directors for monetary damages for breach of their fiduciary duties as directors except to the extent such limitation of liability is prohibited by the DGCL. In accordance with the DGCL, these provisions do not limit the liability of any director for any breach of the director's duty of loyalty to the Registrant or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for certain unlawful payments of dividends or stock repurchases under Section 174 of the DGCL; or for any transaction from which the director derives an improper personal benefit. These provisions do not limit the rights of the Registrant or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his role as a director and do not relieve a director from liability for violations of statutory law, such as certain liabilities imposed on a director under the federal securities laws.

        In addition, the Registrant's Bylaws, as amended and restated, provide for the indemnification of directors and officers for certain fines, liabilities, costs and expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers to the fullest extent authorized by the DGCL.

ITEM 8.  EXHIBITS.

        The following items are filed as exhibits to this Registration
Statement:

     Exhibit No.     Description
     -----------     -----------
        4.1          Certificate of Incorporation of the Registrant
                     (Incorporated by reference to Exhibit 3.1 of the
                     Registrant's Registration

     Exhibit No.     Description
     -----------     -----------
                     Statement on Form S-4 (Registration Number 33-57150) as
                     filed with the Commission).

        4.2 Amendment to the Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4
                     (Registration Number 33-57150) as filed with the Commission).

        4.3          Certificate of Ownership Merging Simione Central
                     Holdings, Inc. into InfoMed Holdings, Inc. (Incorporated by reference to Exhibit 3.5 of the Registrant's Annual
                     Report on Form 10-K for the fiscal year ended December
                     31, 1996 as filed with the Commission).

        4.4 Certificate of Amendment of the Certificate of Incorporation of Simione Central Holdings, Inc., filed
                     June 30, 1997 with the Secretary of State of the State of Delaware (Incorporated by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K dated July
                     8, 1997 as filed with the Commission).

        4.5          Amended and Restated Bylaws of the Registrant
                     (Incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1
                     (Registration Number 333-25551) as filed with the Commission).

        4.6          Specimen Stock Certificate of the Registrant
                     (Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1
                     (Registration Number 333-25551) as filed with the Commission).

        4.7 Registration Rights Agreement dated October 7, 1996 by and among InfoMed Holdings, Inc., those stockholders of Simione Central Holdings, Inc. appearing as signatories to the Registration Rights Agreement, and those stockholders of InfoMed Holdings, Inc. appearing as signatories to the Registration Rights Agreement
                     (Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K dated October 8,
                     1996 as filed with the Commission).

        5.1          Opinion of Powell, Goldstein, Frazer & Murphy LLP.

        23.1         Consent of Ernst & Young LLP.

        24.1 Power of Attorney (included in the signature page in Part II of the Registration Statement).

        99.1         Form of Stock Option Agreement by and between InfoMed
                     Holdings, Inc. and each of certain optionees (with schedule of parties to the agreement).

     Exhibit No.     Description
     -----------     -----------
        99.2         Form of Stock Option Agreement by and between Simione
                     Central Holdings, Inc. and each of certain optionees (with schedule of parties to the agreement).

        99.3         Form of Stock Option Agreement by and between Simione
                     Central Holdings, Inc. and each of certain optionees (with schedule of parties to the agreement).


        ITEM 9.  UNDERTAKINGS.

     (a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of May, 1998.

                                  SIMIONE CENTRAL HOLDINGS, INC.



                                  By: /s/ James R. Henderson
                                      ----------------------
                                  James R. Henderson
                                  Chief Executive Officer and President










                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Henderson, Gary W. Rasmussen, Lori Nadler Siegel and M. Henry Day, Jr., Esq. or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                        Title                                     Date
         ---------                                        -----                                     ----

/s/ James R. Henderson                           Chief Executive Officer,                         May 5, 1998
----------------------------------               President and Director
James R. Henderson                               (principal executive officer)



/s/ Lori Nadler Siegel                           Chief Financial Officer                          May 5, 1998
----------------------------------               and Treasurer
Lori Nadler Siegel                               (principal financial and
                                                 accounting officer)



/s/ Gary M. Bremer                               Chairman of the Board                            May 5, 1998
----------------------------------
Gary M. Bremer


/s/ William J. Simione, Jr.                      Vice Chairman of the Board                       May 5, 1998
----------------------------------               and Executive Vice President
William J. Simione, Jr.


/s/ Murali Anantharaman                          Director                                         May 5, 1998
----------------------------------
Murali Anantharaman


                                                 Director
----------------------------------
James A. Gilbert


/s/ Richard D. Jackson                           Director                                         May 5, 1998
----------------------------------
Richard D. Jackson


/s/ Barrett C. O'Donnell                         Director                                         May 5, 1998
----------------------------------
Barrett C. O'Donnell

                                  EXHIBIT INDEX
                                  -------------

     Exhibit No.     Description
     -----------     -----------
        4.1          Certificate of Incorporation of the Registrant
                     (Incorporated by reference to Exhibit 3.1 of the
                     Registrant's Registration Statement on Form S-4
                     (Registration Number 33-57150) as filed with the
                     Commission).

        4.2 Amendment to the Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4
                     (Registration Number 33-57150) as filed with the Commission).

        4.3          Certificate of Ownership Merging Simione Central Holdings,
                     Inc. into InfoMed Holdings, Inc. (Incorporated by reference to Exhibit 3.5 of the Registrant's Annual Report on Form
                     10-K for the fiscal year ended December 31, 1996 as filed with the Commission).

        4.4 Certificate of Amendment of the Certificate of Incorporation of Simione Central Holdings, Inc., filed June
                     30, 1997 with the Secretary of State of the State of Delaware (Incorporated by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K dated July 9, 1997 as filed with the Commission).

        4.5 Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.3 of the Registrant's
                     Registration Statement on Form S-1 (Registration Number
                     333-25551) as filed with the Commission).

        4.6 Specimen Stock Certificate of the Registrant (Incorporated by reference to Exhibit 4.1 of the Registrant's
                     Registration Statement on Form S-1 (Registration Number
                     333-25551) as filed with the Commission).

        4.7 Registration Rights Agreement dated October 7, 1996 by and among InfoMed Holdings, Inc., those stockholders of Simione
                     Central Holdings, Inc. appearing as signatories to the Registration Rights Agreement, and those stockholders of InfoMed Holdings, Inc. appearing as signatories to the Registration Rights Agreement (Incorporated by reference to
                     Exhibit 10.1 of the Registrant's Current Report on Form 8-K dated October 8, 1996 as filed with the Commission).

        5.1          Opinion of Powell, Goldstein, Frazer & Murphy LLP.

        23.1         Consent of Ernst & Young LLP.

     Exhibit No.     Description
     -----------     -----------
        24.1         Power of Attorney (included in the signature page in Part
                     II of the Registration Statement).

        99.1         Form of Stock Option Agreement by and between Infomed
                     Holdings, Inc. and each of certain optionees (with schedule of parties to the agreement).

        99.2         Form of Stock Option Agreement by and between Simione
                     Central Holdings, Inc. and each of certain optionees (with schedule of parties to the agreement).

        99.3         Form of Stock Option Agreement by and between Simione
                     Central Holdings, Inc. and each of certain optionees (with schedule of parties to the agreement).